Exhibit 99.1
REVOCABLE PROXY
F.N.B. Corporation
2008 SPECIAL MEETING OF SHAREHOLDERS
MARCH 19, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned shareholder of F.N.B. Corporation (“FNB”) hereby appoints Brian F. Lilly, David B. Mogle and James G. Orie, and each or either of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all shares of common stock of FNB that the undersigned is entitled to vote at the special meeting of shareholders to be held at FNB Technology Center Board Room, 4140 East State Street, Hermitage, Pennsylvania, at 3:30 p.m., local time, on March 19, 2008, and at any adjournment, postponement or continuation thereof, as fully as the undersigned could if personally present. The undersigned hereby directs that this proxy be voted as specified on the reverse side.
     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE SPECIAL MEETING. IF NO CHOICE IS INDICATED ON THE REVERSE SIDE HEREOF, SUCH SHARES WILL BE VOTED FOR THE PROPOSALS. IF A CHOICE IS MADE, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE CHOICE SO INDICATED.
     This appointment of proxy confers certain discretionary authority described in the joint proxy statement/prospectus. A majority of said attorneys and appointments of proxy present at the special meeting, or if one shall be present, then that one, may exercise all the powers hereunder.
PLEASE COMPLETE, SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE
BY TELEPHONE OR VIA THE INTERNET.
(Continued, and to be marked, signed and dated, on the other side)
FOLD AND DETACH HERE

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F.N.B. CORPORATION — SPECIAL MEETING, MARCH 19, 2008
YOUR VOTE IS IMPORTANT!
Proxy materials are available online at:
https://www.proxyvotenow.com/fnb
or http://www.fnbcorporation.com/tools/mergerInformation/omega/joint proxy2008.html
You can vote in one of three ways:
1.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
or
2.	Call toll free 1-866-776-5642 on a Touch-Tone Phone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.
or
3.	Via the Internet at https://www.proxyvotenow.com/fnb and follow the instructions.
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Special Meeting of Shareholders March 19, 2008	Revocable Proxy F.N.B. Corporation	Please mark as indicated in this example	☒

		For	Against	Abstain			For	Against	Abstain
1.	Proposal to approve and adopt the Agreement and Plan of Merger dated as of November 8, 2007 between FNB and Omega Financial Corporation (“Omega”) pursuant to which Omega will merge with and into FNB and FNB will issue up to 26,600,000 shares of FNB common stock pursuant to the merger agreement.	☐	☐	☐	2.	Proposal to approve the adjournment of the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve Proposal No. 1.	☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the special meeting or any adjournment, postponement or continuation of the special meeting.

The Board of Directors recommends a vote FOR Proposal No. 1 and FOR Proposal No. 2.

The undersigned hereby acknowledges receipt of FNB’s notice of FNB’s special meeting of shareholders and the joint proxy statement/prospectus relating thereto.

					Mark here if you plan to attend the meeting				☐
					Mark here to sign up for future electronic delivery of Annual Reports and Proxy Statements				☐
					Mark here for address change and note change below				☐

Please be sure to sign and date	Date
this proxy card in the box below.

____ Stockholder sign above _____________	Co-holder (if any) sign above _________

     Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

*** IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW ***

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TO VOTE BY MAIL DETACH ABOVE CARD,
MARK, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE
PROXY VOTING INSTRUCTIONS
Shareholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., March 19, 2008. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., March 19, 2008

1-866-776-5642

Vote by Internet

Anytime prior to 3 a.m., March 19, 2008 go to

https://www.proxyvotenow.com/fnb

Please note that the last vote received, whether by mail, telephone or Internet will be the vote counted.

ONLINE PROXY MATERIALS:	Access at https://www.proxyvotenow.com/fnb or
http://www.fnbcorporation.com/tools/mergerInformation/omega/jointproxy2008.html

Your vote is important!